UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2021

MSC Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
_____________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 350-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 14, 2021, MSC Income Fund, Inc (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of the 79,716,361 shares of common stock outstanding on the record date, June 16, 2021. The common stockholders of the Company voted on two matters at the Annual Meeting. The final voting results from the Annual Meeting are as follows:

(1)	A proposal to elect each of the four members of the Company’s Board of Directors for a term of one year:

	Votes For	Authority Withheld or Abstained from Voting
Robert L. Kay	24,094,973	1,388,141
John O. Niemann, Jr.	24,126,050	1,357,064
Jeffrey B. Walker	24,119,817	1,363,297
Dwayne L. Hyzak	24,129,963	1,353,151

(2)	A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

Votes For	Votes Against	Abstentions
39,018,219	343,661	1,042,356

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc. (Registrant)
September 14, 2021 (Date)	/s/ Jason B. Beauvais Jason B. Beauvais General Counsel